Exhibit 99.1

Staples, Inc. Announces Second Quarter 2016 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--August 17, 2016--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended July 30, 2016. Total company sales for the second quarter of 2016 were $4.8 billion, a decrease of four percent compared to the second quarter of 2015. On a GAAP basis, the company reported a net loss of $766 million, or $1.18 per share. Second quarter 2016 results on a GAAP basis include pre-tax charges of $986 million primarily related to the impairment of European goodwill and other assets and costs associated with the termination of the Office Depot merger agreement.

Excluding the impact of changes in foreign exchange rates, store closures and the sale of the company’s Staples Print Solutions business total company sales for the second quarter of 2016 decreased two percent compared to the second quarter of 2015. Excluding the impact of charges taken during the second quarter of 2016, the company reported non-GAAP net income of $79 million, or $0.12 per diluted share, versus second quarter 2015 non-GAAP net income of $76 million, or $0.12 per diluted share.

“I’d like to thank the entire Staples team for remaining focused and delivering results that were right in-line with our expectations during a quarter that included the launch of a new strategic plan and a change in leadership,” said Shira Goodman, Staples’ interim Chief Executive Officer. “We are dramatically changing our mindset and operating model as we execute our 20/20 strategy and reposition Staples for sustainable long-term sales and earnings growth.”

Second Quarter 2016 Financial Summary
	Second Quarter
(dollar amounts in millions, except per share data)	2016	2015	Change
Total company sales	$4,752	$4,937	-3.7%
Total company sales growth excluding the impact of store closures, changes in foreign exchange rates and the sale of Staples Print Solutions*			-2%

GAAP operating income	-$825	$92	-$917
Non-GAAP operating income*	$128	$126	$2

GAAP operating income rate	-17.3%	1.9%	-1,923 basis points
Non-GAAP operating income rate*	2.7%	2.6%	14 basis points

GAAP net income	-$766	$36	-$802
Non-GAAP net income*	$79	$76	$3

GAAP earnings per diluted share	-$1.18	$0.06	NM
Non-GAAP earnings per diluted share*	$0.12	$0.12	0%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Second Quarter 2016 Highlights

  Staples Business Advantage, the company’s North American contract business, achieved sales growth of one percent on a GAAP basis and three percent on a local currency basis after excluding a negative impact of approximately two percent due to the sale of the company’s Staples Print Solutions business during the second quarter of 2016.
  Excluding pre-tax charges of $953 million during the second quarter of 2016 and $34 million during the second quarter of 2015, the company improved operating income rate by 14 basis points on a non-GAAP basis.
  Grew operating income in North American Commercial by $8 million, or six percent, and improved operating income rate by 40 basis points versus the second quarter of 2015.
  Reduced operating losses in International Operations by $8 million, and improved operating income rate by 91 basis points versus the second quarter of 2015.
  Closed five stores during the second quarter of 2016 and 19 stores year to date in North America as part of a plan to close at least 50 stores in North America during 2016.
  Ended the second quarter of 2016 with $1.7 billion in liquidity, including $775 million in cash and cash equivalents.

North American Commercial
	Second Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$2,044	$2,049	-0.2%

Operating income	$146	$138	$8
Operating income rate	7.1%	6.7%	40 basis points

North American Commercial sales for the second quarter of 2016 were $2.0 billion, flat compared to the second quarter of 2015. This primarily reflects growth in facilities supplies, promotional products, and breakroom supplies, partially offset by declines in ink and toner, office supplies and paper. Sales growth was negatively impacted by approximately one percent due to the sale of the company’s Staples Print Solutions business during the second quarter of 2016.

Staples Business Advantage achieved sales growth of one percent on a GAAP basis and three percent on a local currency basis after excluding a negative impact of approximately two percent due to the sale of the company’s Staples Print Solutions business.

Operating income rate increased 40 basis points to 7.1 percent compared to the second quarter of 2015. This improvement primarily reflects lower labor costs. This was partially offset by lower product margin rate.

North American Stores and Online
	Second Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$1,987	$2,108	-5.7%
Comparable sales*			-4%
Comparable store sales			-5%
Staples.com local currency sales growth			1%

Operating income	$12	$28	-$16
Operating income rate	0.6%	1.3%	-73 basis points

*Comparable sales includes comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates.

North American Stores and Online sales for the second quarter of 2016 were $2.0 billion, a decrease of six percent compared to the second quarter of 2015. Store closures negatively impacted second quarter 2016 sales growth by approximately one percent. Sales growth was also negatively impacted by approximately one percent due to changes in foreign exchange rates. Comparable sales, which combines comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates, decreased four percent versus the prior year. Sales declines in ink and toner, business machines, technology accessories and office supplies were partially offset by growth in computers. Comparable store sales decreased five percent, primarily reflecting a decline in customer traffic versus the prior year. Staples.com sales grew one percent in U.S. dollars and on a local currency basis compared to the second quarter of 2015.

Operating income rate decreased 73 basis points to 0.6 percent compared to the second quarter of 2015. This primarily reflects the negative impact of lower sales on fixed expenses in retail stores. This was partially offset by improved profitability in Staples.com.

International Operations
	Second Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$721	$780	-7.5%

Operating income	-$14	-$22	$8
Operating income rate	-1.9%	-2.8%	91 basis points

International Operations sales for the second quarter of 2016 were $721 million, a decrease of seven percent in U.S. dollars or four percent on a local currency basis compared to the second quarter of 2015. This was primarily driven by sales declines in Europe, partially offset by double-digit growth in China.

Operating income rate for International Operations improved 91 basis points to an operating loss of 1.9 percent compared to the second quarter of 2015. This primarily reflects improved profitability in Europe.

Outlook

For the third quarter of 2016, the company expects sales to decrease versus the third quarter of 2015. The company expects to achieve fully diluted non-GAAP earnings per share in the range of $0.32 to $0.35 for the third quarter of 2016. The company’s earnings guidance excludes potential charges related to the company’s strategic plans, including restructuring and related initiatives as well as the ongoing exploration of strategic alternatives for the company’s European operations. For the full year 2016, the company expects to generate approximately $600 million of free cash flow excluding the after-tax impact to operating cash flow of approximately $340 million of charges associated with financing for the proposed acquisition of Office Depot and costs associated with the termination of the Office Depot merger agreement. The company plans to close at least 50 stores in North America in 2016.

Presentation of Non-GAAP Information

This press release presents certain results with and without the impairment of goodwill, restructuring and related charges, long-lived asset impairment, gains and losses related to the sale of businesses and assets, costs related to the proposed acquisition of Office Depot and costs related to litigation. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates, with and without the impact of store closures and with and without the impact of the sale of the company’s Staples Print Solutions business. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure. With respect to earnings per share and free cash flow, financial guidance on a GAAP basis has not been provided given that potential charges to be incurred related to the company’s strategic plans, including restructuring and related initiatives as well as the ongoing exploration of strategic alternatives for the company’s European operations, and the potential related impact on cash flow cannot be reasonably estimated.

Today's Conference Call

The company will host a conference call today at 10:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples retail stores and Staples.com help small business customers make more happen by providing a broad assortment of products, expanded business services and easy ways to shop, all backed with a lowest price guarantee. Staples offers businesses the convenience to shop and buy how and when they want - in store, online, via mobile or though social apps. Staples.com customers can either buy online and pick-up in store or ship for free from Staples.com with Staples Rewards minimum purchase. Expanded services also make it easy for businesses to succeed with in-store Business Centers featuring shipping services and products, copying, scanning, faxing and computer work stations, Tech Services, full-service Print & Marketing Services, Staples Merchant Services, small business lending and credit services.

Staples Business Advantage, the business-to-business division of Staples, Inc., helps mid-market, commercial and enterprise-sized customers make more happen by offering a curated assortment of products and services combined with deep expertise, best-in-class customer service, competitive pricing and state-of-the art-ecommerce site. Staples Business Advantage is the one-source solution for all things businesses need to succeed, including office supplies, facilities cleaning and maintenance, breakroom snacks and beverages, technology, furniture, interior design and Print & Marketing Services. Headquartered outside of Boston, Staples, Inc. operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

Safe Harbor for Forward-looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to our ability to meet the changing needs of our customers; our ability to successfully transform our business; industry, operating and competitive pressures and global economic conditions, including their impact on prices and demand for our products and services, our financial condition and our results of operations; risks related to international operations and fluctuations in foreign exchange rates, including as a result of the uncertainty related to Britain’s decision in 2016 to exit the European Union; compromises of our information security; changes in our effective tax rate; our ability to retain qualified employees; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; and factors discussed or referenced in our Annual Report on Form 10-K filed on March 4, 2016, as well as our quarterly reports on Form 10-Q filed with the SEC since the 10-K, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Millions, Except Share Data)
(Unaudited)

	July 30, 2016	January 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$775	$825
Receivables, net	1,808	1,899
Merchandise inventories, net	2,233	2,078
Prepaid expenses and other current assets	432	310
Total current assets	5,248	5,112

Net property and equipment	1,465	1,586
Intangible assets, net of accumulated amortization	246	274
Goodwill	2,014	2,653
Other assets	510	547
Total assets	$9,483	$10,172
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,049	$1,894
Accrued expenses and other current liabilities	1,143	1,353
Debt maturing within one year	207	17
Total current liabilities	3,399	3,264

Long-term debt, net of current maturities	1,015	1,018
Other long-term obligations	497	506

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 951,657,980 and 650,416,791 shares at July 30, 2016 and 946,964,792 and 645,723,603 shares at January 30, 2016	1	1
Additional paid-in capital	5,029	5,010
Accumulated other comprehensive loss	(1,068)	(1,116)
Retained earnings	6,021	6,900
Less: Treasury stock at cost, 301,241,189 shares at July 30, 2016 and January 30, 2016	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	4,564	5,376
Noncontrolling interests	8	8
Total stockholders’ equity	4,572	5,384
Total liabilities and stockholders’ equity	$9,483	$10,172

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Sales	$4,752	$4,937	$9,853	$10,198
Cost of goods sold and occupancy costs	3,560	3,673	7,373	7,588
Gross profit	1,192	1,264	2,480	2,610
Operating expenses:
Selling, general and administrative	1,077	1,131	2,198	2,302
Merger termination fee	250	—	250	—
Impairment of goodwill and long-lived assets	660	1	660	23
Restructuring charges	(1)	23	10	64
Amortization of intangibles	15	17	30	34
Total operating expenses	2,001	1,172	3,148	2,423

(Loss) gain on sale of businesses and assets, net	(16)	—	(49)	3

Operating (loss) income	(825)	92	(717)	190

Other income (expense):
Interest income	1	1	3	2
Interest expense	(18)	(35)	(60)	(51)
Loss on early extinguishment of debt	(26)	—	(26)	—
Other income (expense), net	4	(2)	7	(1)
(Loss) income before income taxes	(864)	56	(793)	140
Income tax (benefit) expense	(98)	20	(68)	45
Net (loss) income	$(766)	$36	$(725)	$95

Earnings Per Common Share:
Basic Earnings Per Common Share	$(1.18)	$0.06	$(1.12)	$0.15
Diluted Earnings Per Common Share	$(1.18)	$0.06	$(1.12)	$0.15

Dividends declared per common share	$0.12	$0.12	$0.24	$0.24

Comprehensive (loss) income	$(852)	$(49)	$(677)	$33

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in Millions)
(Unaudited)

	26 Weeks Ended
	July 30, 2016	August 1, 2015
Operating Activities:
Net (loss) income	$(725)	$95
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	193	198
Amortization of intangibles	30	34
Loss (gain) on sale of businesses and assets, net	49	(3)
Interest and fees paid from restricted cash account, net	66	—
Impairment of goodwill and long-lived assets	660	23
Stock-based compensation	33	34
Excess tax benefits from stock-based compensation arrangements	—	(4)
Deferred income tax expense	18	1
Other	4	4
Changes in assets and liabilities:
Decrease in receivables	57	51
Increase in merchandise inventories	(196)	(231)
Increase in prepaid expenses and other assets	(132)	(57)
Increase in accounts payable	155	277
Decrease in accrued expenses and other liabilities	(218)	(126)
(Decrease) increase in other long-term obligations	(5)	4
Net cash (used in) provided by operating activities	(11)	300

Investing Activities:
Acquisition of property and equipment	(102)	(138)
Proceeds from the sale of property and equipment	—	8
Sale of businesses, net	83	—
Increase in restricted cash	(66)	—
Acquisition of businesses, net of cash acquired	—	(21)
Net cash used in investing activities	(85)	(151)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	16	23
Proceeds from borrowings	182	3
Payments on borrowings, including payment of deferred financing fees and capital lease obligations	(190)	(14)
Proceeds from issuance of commercial paper, net of repayments	188	—
Cash dividends paid	(155)	(153)
Excess tax benefits from stock-based compensation arrangements	—	4
Repurchase of common stock	(12)	(21)
Net cash provided by (used in) financing activities	29	(158)
Effect of exchange rate changes on cash and cash equivalents	17	(7)
Net decrease in cash and cash equivalents	(50)	(16)
Cash and cash equivalents at beginning of period	825	627
Cash and cash equivalents at the end of the period	$775	$611

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
	Sales
North American Commercial	$2,044	$2,049	$4,160	$4,157
North American Stores & Online	1,987	2,108	4,234	4,479
International Operations	721	780	1,459	1,562
Total segment sales	$4,752	$4,937	$9,853	$10,198

	Business Unit Income (Loss)
North American Commercial	$146	$138	$294	$272
North American Stores & Online	12	28	74	103
International Operations	(14)	(22)	(32)	(42)
Business unit income	144	144	336	333
Merger termination fee	(250)	—	(250)	—
Stock-based compensation	(16)	(17)	(33)	(34)
Impairment of goodwill and long-lived assets	(660)	(1)	(660)	(23)
Litigation costs	(16)	—	(16)	—
Restructuring charges and costs related to strategic plans	(11)	(24)	(21)	(69)
(Loss) gain related to sale of businesses and assets, net	(16)	—	(49)	3
Interest and other expense, net	(13)	(36)	(50)	(50)
Loss on early extinguishment of debt	(26)	—	(26)	—
Merger-related costs	—	(10)	(24)	(20)
(Loss) income before income taxes	$(864)	$56	$(793)	$140

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)
For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable GAAP measures are shown below:

	13 Weeks Ended
	July 30, 2016
	GAAP	Impairment of goodwill and long-lived assets	Merger-related costs	Loss on sale of businesses and assets, net	Litigation	Costs related to restructuring and strategic plans	Non-GAAP
Gross Profit	$1,192	$—	$—	$—	$—	$4	$1,196

Operating (loss) income	$(825)	$660	$250	$16	$16	$11	$128
Interest and other expense, net	13	—	(7)	—	—	—	6
Loss on early extinguishment of debt	26	—	(26)	—	—	—	—
(Loss) income before income taxes	(864)						122

Income tax (benefit) expense	(98)						(98)
Adjustments	—						141
Adjusted income tax (benefit) expense	(98)						43

Net (loss) income	$(766)						$79

Effective tax rate	11.3%						35.5%

(Loss) income per common share:
Basic earnings per common share	$(1.18)						$0.12
Diluted earnings per common share	$(1.18)						$0.12

Weighted average common shares outstanding	648						648
Effect of dilutive securities	—						4
Weighted average common shares outstanding assuming dilution	648						652

	26 Weeks Ended
	July 30, 2016
	GAAP	Impairment of goodwill and long-lived assets	Merger- related costs	Loss on sale of businesses and assets, net	Litigation	Costs related to restructuring and strategic plans	Non-GAAP
Gross profit	$2,480	$—	$—	$—	$—	$4	$2,484

Operating (loss) income	$(717)	$660	$274	$49	$16	$21	$303
Interest and other expense, net	50	—	(37)	—	—	—	13
Loss on early extinguishment of debt	26	—	(26)	—	—	—	—
(Loss) income before income taxes	(793)						290

Income tax (benefit) expense	(68)						(68)
Adjustments	—						171
Adjusted income tax (benefit) expense	(68)						103

Net (loss) income	$(725)						$187

Effective tax rate	8.6%						35.5%

(Loss) income per common share:
Basic earnings per common share	$(1.12)						$0.29
Diluted earnings per common share	$(1.12)						$0.29

Weighted average common shares outstanding	647						647
Effect of dilutive securities	—						4
Weighted average common shares outstanding assuming dilution.	647						651

	13 Weeks Ended
	August 1, 2015
	GAAP	Restructuring charges	Impairment of long lived assets & accelerated depreciation	Merger- related costs	Non-GAAP
Operating income	$92	$23	$1	$10	$126
Interest and other expense, net	36	—	—	24	12
Income before income taxes	56				114

Income tax expense	20				20
Adjustments	—				18
Adjusted income tax expense	20				38

Net income	$36				$76

Effective tax rate	35.4%				33.5%

Diluted earnings per common share	$0.06				$0.12

	26 Weeks Ended
	August 1, 2015
	GAAP	Restructuring charges	Impairment of long-lived assets & accelerated depreciation	Gain on sale of assets, net	Merger- related costs	Non-GAAP
Operating income	$190	$64	$28	$(3)	$20	$299
Interest and other expense, net	50	—	—	—	28	22
Income before income taxes	140					277

Income tax expense	45					45
Adjustments	—					48
Adjusted income tax expense	45					93

Net income	$95					$184

Effective tax rate	32.2%					33.5%

Diluted earnings per common share	$0.15					$0.28

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar amounts in Millions)
(Unaudited)

Staples Business Advantage Sales Growth
Second quarter of fiscal 2016
GAAP sales growth	$13
GAAP sales growth	0.7%

Impact of divestiture and changes in foreign exchange rates	$31

Non-GAAP sales growth	$44
Non-GAAP sales growth	2.5%

	13 Weeks Ended July 30, 2016
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Commercial	(0.2)%	(0.2)%	—%
North American Stores & Online	(5.7)%	(0.8)%	(4.9)%
International Operations	(7.5)%	(3.6)%	(3.9)%
Total sales	(3.7)%	(1.0)%	(2.7)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

13 Weeks Ended July 30, 2016
GAAP sales growth	(3.7)%
Impact of change in exchange rates	(1.0)%
Impact of store closures	(0.6)%
Impact of divestitures	(0.5)%
Non-GAAP sales growth	(1.6)%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Amounts in Millions)
(Unaudited)

	26 Weeks Ended
	July 30, 2016	August 1, 2015
Net cash provided by operating activities	$(11)	$300
Acquisition of property and equipment	(102)	(138)
Free cash flow	$(113)	$162

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Bill Durling, 508-253-2882
Investor Contact:
Chris Powers/Scott Tilghman, 508-253-4632/1487